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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------

        Currently, Overnite Corporation has no subsidiaries.
        Following the Acquisition, Overnite Corporation will have the following subsidiaries:

                                                         Names Under
                                                         -----------
                                                         which the
                                                         ---------
                                       State of          Subsidiary does
                                       --------          ---------------
Name                                   Incorporation     Business
----                                   -------------     --------
Overnite Holding, Inc.                 Delaware          same

Overnite Transportation                Virginia          same

        Company